                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  July 19, 1994



                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                    1-6214              No. 13-2553920
 (State or other jurisdiction     (Commission File         (IRS Employer
       of incorporation)               Number)          Identification No.)


             420 Montgomery Street, San Francisco, California 94163
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code:  (415) 477-1000


                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5:  OTHER EVENTS

Attached are the Press Releases announcing:

(1) Wells Fargo & Company's financial results for the quarter ended June 30, 1994. Final financial statements with additional analyses will be filed as part of the Company's Form 10-Q in August 1994.

(2)  The Company's share repurchase program and common stock dividend.

(3) The retirement of Carl E. Reichardt as chairman and chief executive officer of Wells Fargo & Company as of December 31, 1994, and naming Paul Hazen as chairman and chief executive officer and William Zuendt as president and chief operating officer as of January 1, 1995.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 19, 1994.



                                        WELLS FARGO & COMPANY




                                        By:  FRANK A. MOESLEIN
                                             ----------------------------
                                             Frank A. Moeslein
                                             Executive Vice President
                                               and Controller

FOR IMMEDIATE RELEASE
Tues., July 19, 1994


WELLS FARGO REPORTS SECOND QUARTER EARNINGS OF $206 MILLION;
PER SHARE EARNINGS $3.57 VS. $2.46 A YEAR AGO

     Wells Fargo & Co. (NYSE:WFC) today reported net income of $206 million for the second quarter of 1994, compared with $149 million for the second quarter of 1993, an increase of 38 percent. Per share earnings for the second quarter of 1994 were $3.57, compared with $2.46 in the second quarter of 1993. Second quarter 1994 results were higher than a year ago primarily due to a lower loan loss provision.

     Return on average assets (ROA) was 1.59 percent and return on average common equity (ROE) was 21.67 percent in the second quarter of 1994. In the year-ago period, ROA was 1.18 percent and ROE was 16.73 percent.

     Net interest income on a taxable-equivalent basis was $656 million in the second quarter of 1994, roughly flat with $658 million a year ago.

     The company's net interest margin for the second quarter of 1994 was 5.56 percent, down from 5.71 percent in the same quarter of 1993. The decrease was substantially due to lower yields on earning assets.

     Loan balances declined 1 percent since the end of the second quarter of 1993, dropping from $34.353 billion to $34.172 billion. However, as Chairman Carl E. Reichardt noted, "A weak recovery appears to have taken hold in the California economy. Loan balances rose for the second consecutive quarter and are up over 3% from the end of the year."

     Noninterest income in the second quarter of 1994 was $299 million, compared with $275 million in the same quarter of 1993, an increase of 9 percent. A significant portion of this increase was due to a $14 million growth in service charges on deposit accounts.

     Noninterest expense in the second quarter of 1994 was $526 million, down 1 percent from $531 million in the same quarter of 1993. A decline in foreclosed assets expense contributed to the drop.

     The provision for loan losses in the second quarter of 1994 was $60 million, compared with $140 million in the second quarter of 1993. Continued improvement in the company's loan portfolio resulted in the reduction of the provision.




                                     -more-

     Net charge-offs in the second quarter of 1994 totaled $61 million, or .73 percent of average total loans (annualized). The largest categories of net charge-offs were credit card loans ($28 million) and real estate mortgage loans other than 1-4 family ($20 million). For the second quarter of 1993, net charge-offs totaled $138 million, or 1.60 percent of average total loans (annualized). The largest categories of net charge-offs were real estate mortgage loans other than 1-4 family ($45 million) and credit card loans ($42 million).

     At June 30, 1994, the allowance for loan losses equaled 6.20 percent of total loans, compared with 6.34 percent at March 31, 1994 and 6.18 percent at June 30, 1993.

     At June 30, 1994, total nonaccrual and restructured loans decreased to $717 million (2.1 percent of total loans), of which an estimated 34 percent were current as to payment of principal and interest. This compares with $900 million (2.7 percent of total loans) at March 31, 1994, of which an estimated 41 percent were current, and $1.905 billion (5.5 percent of total loans) at June 30, 1993, of which an estimated 53 percent were current. Foreclosed assets were $344 million at June 30, 1994, compared with $354 million at March 31, 1994 and $391 million at June 30, 1993.

     During the second quarter of 1994, an estimated $18 million of cash interest payments were received from all loans that were on nonaccrual during the quarter. Of that amount, $7 million was recognized as interest income and $11 million was used to reduce book loan balances. The average nonaccrual book loan balance (net of charge-offs and interest applied to principal) was $830 million for the quarter. The estimated average cash yield was 8.7 percent.

     During the first quarter of 1994, an estimated $23 million of cash interest payments were received from all loans that were on nonaccrual during the quarter. Of that amount, $6 million was recognized as interest income and $17 million was used to reduce book loan balances. The average nonaccrual book loan balance (net of charge-offs and interest applied to principal) was $1.094 billion for the quarter. The estimated average cash yield was 8.5 percent.

     At June 30, 1994, the company's preliminary risk-based capital ratios were
14.60 percent for total risk-based capital and 10.10 percent for Tier 1 risk-based capital, exceeding the minimum regulatory guidelines of 8 percent and 4 percent, respectively. At March 31, 1994, these risk-based capital ratios were
14.83 percent and 10.23 percent, respectively. The decrease in total and Tier 1 risk-based capital ratios between March 31, 1994 and June 30, 1994 resulted primarily from the repurchase of 1,082,061 shares of common stock during the quarter (net of 42,795 shares issued under employee benefit and dividend reinvestment programs). At June 30, 1993, the company's total risk-based capital ratio was 14.33 percent and the Tier 1 risk-based capital ratio was
9.31 percent.  The ratio of common equity to total assets at June 30, 1994 was 6.96 percent, compared with 7.09 percent at March 31, 1994 and 6.57 percent at June 30, 1993.


                                       ###

Wells Earnings

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA -- NEWS RELEASE


==================================================================================================================================
                                                                                         % Change
                                                             Quarter ended     June 30, 1994 from       Six months ended
                                              ----------------------------     ------------------     ------------------
                                               June 30,  Mar. 31,  June 30,     Mar. 31,  June 30,     June 30,  June 30,        %
(in millions)                                     1994      1994      1993         1994      1993         1994      1993    Change
- - ----------------------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD
Net income                                    $    206  $    202  $    149            2 %      38 %   $    408  $    257        59 %
Per common share
  Net income                                  $   3.57  $   3.41  $   2.46            5        45     $   6.98  $   4.18        67
  Dividends declared                              1.00      1.00       .50           --       100         2.00      1.00       100

Average common shares outstanding                   55        56        56           (2)       (2)          55        55        --

Profitability ratios (annualized)
  Net income to average total assets (ROA)        1.59%     1.60%     1.18%          (1)       35         1.59%     1.02%       56
  Net income applicable to common stock to
    average common stockholders' equity (ROE)    21.67     21.09     16.73            3        30        21.38     14.46        48

Efficiency ratio (1)                              55.2%     55.5%     56.9%          (1)       (3)        55.3%     57.2%       (3)

Average loans                                 $ 33,630  $ 32,848  $ 34,582            2        (3)    $ 33,242  $ 35,205        (6)
Average assets                                  52,013    51,220    50,866            2         2       51,619    50,913         1
Average core deposits                           40,232    40,385    40,203           --        --       40,309    40,295        --

Net interest margin                               5.56%     5.56%     5.71%          --        (3)        5.56%     5.81%       (4)

Average staff (full-time equivalent)            19,500    19,400    21,300            1        (8)      19,500    21,200        (8)

AT PERIOD END
Investment securities                         $ 13,328  $ 13,766  $ 11,700           (3)       14     $ 13,328  $ 11,700        14
Loans                                           34,172    33,452    34,353            2        (1)      34,172    34,353        (1)
Allowance for loan losses                        2,120     2,121     2,124           --        --        2,120     2,124        --
Assets                                          52,287    52,176    51,329           --         2       52,287    51,329         2
Core deposits                                   40,249    41,145    40,592           (2)       (1)      40,249    40,592        (1)
Common stockholders' equity                      3,637     3,700     3,372           (2)        8        3,637     3,372         8
Stockholders' equity                             4,126     4,189     4,011           (2)        3        4,126     4,011         3

Capital ratios
  Common stockholders' equity to assets           6.96%     7.09%     6.57%          (2)        6         6.96%     6.57%        6
  Stockholders' equity to assets                  7.89      8.03      7.82           (2)        1         7.89      7.82         1
  Risk-based capital (2)
     Tier 1 capital                              10.10     10.23      9.31           (1)        8        10.10      9.31         8
     Total capital                               14.60     14.83     14.33           (2)        2        14.60     14.33         2
  Leverage (2)                                    7.20      7.34      6.94           (2)        4         7.20      6.94         4

Book value per common share                   $  67.04  $  66.87  $  60.72           --        10     $  67.04  $  60.72        10

COMMON STOCK PRICE
High                                          $159-1/2  $147-1/2  $120                8        33     $159-1/2  $120            33
Low                                            136-5/8   127-5/8    95-3/4            7        43      127-5/8    75-1/2        69
Period end                                     150-3/8   139-3/8   110-1/4            8        36      150-3/8   110-1/4        36

==================================================================================================================================

(1) The efficiency ratio is defined as noninterest expense divided by the total of net interest income and noninterest income.
(2) The June 30, 1994 ratios are preliminary.


     Wells Fargo & Company and Subsidiaries
     CONSOLIDATED STATEMENT OF INCOME


     ========================================================================================================================
                                                                      Quarter                          Six months
                                                                ended June 30,                      ended June 30,
                                                            -----------------           %      ------------------           %
     (in millions)                                           1994        1993      Change        1994        1993      Change
     ------------------------------------------------------------------------------------------------------------------------
     INTEREST INCOME
 (1) Loans                                                  $ 733       $ 763          (4)%    $1,438      $1,577          (9)%
 (2) Investment securities                                    197         168          17         382         320          19
     Federal funds sold and securities purchased
 (3)   under resale agreements                                  1           5         (80)          5           9         (44)
 (4) Other                                                      1          --          --           2          --          --
                                                            -----       -----                  ------      ------
 (5)      Total interest income                               932         936          --       1,827       1,906          (4)
                                                            -----       -----                  ------      ------
     INTEREST EXPENSE
 (6) Deposits                                                 210         216          (3)        406         448          (9)
     Federal funds purchased and securities sold
 (7)   under repurchase agreements                             18           9         100          26          16          63
 (8) Commercial paper and other short-term borrowings           2           1         100           3           3          --
 (9) Senior and subordinated debt                              47          52         (10)         95         103          (8)
                                                            -----       -----                  ------      ------
(10)      Total interest expense                              277         278          --         530         570          (7)
                                                            -----       -----                  ------      ------
(11) NET INTEREST INCOME                                      655         658          --       1,297       1,336          (3)
(12) Provision for loan losses                                 60         140         (57)        120         350         (66)
                                                            -----       -----                  ------      ------
     Net interest income after
(13)   provision for loan losses                              595         518          15       1,177         986          19
                                                            -----       -----                  ------      ------
     NONINTEREST INCOME
(14) Service charges on deposit accounts                      119         105          13         236         205          15
(15) Fees and commissions                                      92          99          (7)        177         187          (5)
(16) Trust and investment services income                      50          48           4         100          94           6
(17) Investment securities gains                                3          --          --           7          --          --
(18) Other                                                     35          23          52          79          48          65
                                                            -----       -----                  ------      ------
(19)      Total noninterest income                            299         275           9         599         534          12
                                                            -----       -----                  ------      ------
     NONINTEREST EXPENSE
(20) Salaries                                                 196         198          (1)        385         381           1
(21) Employee benefits                                         51          54          (6)        108         109          (1)
(22) Net occupancy                                             53          57          (7)        108         110          (2)
(23) Equipment                                                 41          34          21          80          68          18
(24) Federal deposit insurance                                 25          26          (4)         51          58         (12)
(25) Other                                                    160         162          (1)        317         344          (8)
                                                            -----       -----                  ------      ------
(26)      Total noninterest expense                           526         531          (1)      1,049       1,070          (2)
                                                            -----       -----                  ------      ------
     INCOME BEFORE INCOME TAX
(27)   EXPENSE                                                368         262          40         727         450          62
(28) Income tax expense                                       162         113          43         319         193          65
                                                            -----       -----                  ------      ------

(29) NET INCOME                                             $ 206       $ 149          38 %    $  408      $  257          59 %
                                                            =====       =====       =====      ======      ======       =====

     NET INCOME APPLICABLE TO
(30)   COMMON STOCK                                         $ 195       $ 137          42 %    $  385      $  232          66 %
                                                            =====       =====       =====      ======      ======       =====

     PER COMMON SHARE
(31) Net income                                             $3.57       $2.46          45 %    $ 6.98      $ 4.18          67 %
                                                            =====       =====       =====      ======      ======       =====

(32) Dividends declared                                     $1.00       $ .50         100 %    $ 2.00      $ 1.00         100 %
                                                            =====       =====       =====      ======      ======       =====

(33) Average common shares outstanding                         55          56          (2)%        55          55          -- %
                                                            =====       =====       =====      ======      ======       =====
     ========================================================================================================================


     Wells Fargo & Company and Subsidiaries
     CONSOLIDATED BALANCE SHEET


     ======================================================================================================================
                                                                                                                   % Change
                                                                                                         June 30, 1994 from
                                                                                                       --------------------
                                                                    June 30,    Dec. 31,    June 30,    Dec. 31,    June 30,
     (in millions)                                                     1994        1993        1993        1993        1993
     ----------------------------------------------------------------------------------------------------------------------
     ASSETS
 (1) Cash and due from banks                                        $ 2,653     $ 2,644     $ 2,535          -- %         5 %
     Investment securities:
       At cost (estimated fair value $9,996, $9,978
 (2)     and $11,921)                                                10,261       9,887      11,700           4         (12)
 (3)   At fair value                                                  3,067       3,171          --          (3)         --
                                                                    -------     -------     -------
 (4)      Total investment securities                                13,328      13,058      11,700           2          14
     Federal funds sold and securities
 (5)   purchased under resale agreements                                 55       1,668         551         (97)        (90)

 (6) Loans                                                           34,172      33,099      34,353           3          (1)
 (7) Allowance for loan losses                                        2,120       2,122       2,124          --          --
                                                                    -------     -------     -------
 (8)      Net loans                                                  32,052      30,977      32,229           3          (1)
                                                                    -------     -------     -------

 (9) Due from customers on acceptances                                   69          70          79          (1)        (13)
(10) Accrued interest receivable                                        316         297         310           6           2
(11) Premises and equipment, net                                        886         898         917          (1)         (3)
(12) Goodwill                                                           459         477         504          (4)         (9)
(13) Other assets                                                     2,469       2,424       2,504           2          (1)
                                                                    -------     -------     -------

(14)      Total assets                                              $52,287     $52,513     $51,329          -- %         2 %
                                                                    =======     =======     =======       =====       =====

     LIABILITIES
(15) Noninterest-bearing deposits                                   $ 9,475     $ 9,719     $ 9,047          (3)%         5 %
(16) Interest-bearing deposits                                       31,730      31,925      31,887          (1)         --
                                                                    -------     -------     -------
(17)      Total deposits                                             41,205      41,644      40,934          (1)          1
     Federal funds purchased and securities
(18)   sold under repurchase agreements                               2,331       1,079       1,145         116         104
(19) Commercial paper and other short-term borrowings                   195         188         153           4          27
(20) Acceptances outstanding                                             69          70          79          (1)        (13)
(21) Accrued interest payable                                            68          63          86           8         (21)
(22) Other liabilities                                                  848         933         838          (9)          1
(23) Senior debt                                                      1,990       2,256       2,163         (12)         (8)
(24) Subordinated debt                                                1,455       1,965       1,920         (26)        (24)
                                                                    -------     -------     -------

(25)      Total liabilities                                          48,161      48,198      47,318          --           2
                                                                    -------     -------     -------

     STOCKHOLDERS' EQUITY
(26) Preferred stock                                                    489         639         639         (23)        (23)
     Common stock - $5 par value,
       authorized 150,000,000 shares;
       issued and outstanding 54,255,187 shares,
(27)   55,812,592 shares and 55,544,255 shares                          271         279         278          (3)         (3)
(28) Additional paid-in capital                                         330         551         530         (40)        (38)
(29) Retained earnings                                                3,103       2,829       2,568          10          21
(30) Cumulative foreign currency translation adjustments                 (4)         (4)         (4)         --          --
(31) Investment securities valuation allowance                          (63)         21          --          --          --
                                                                    -------     -------     -------

(32)      Total stockholders' equity                                  4,126       4,315       4,011          (4)          3
                                                                    -------     -------     -------

(33)      Total liabilities and stockholders' equity                $52,287     $52,513     $51,329          -- %         2 %
                                                                    =======     =======     =======       =====       =====
     ======================================================================================================================


Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN STOCKHOLDERS' EQUITY


===============================================================================================
                                                                       Six months ended June 30,
                                                                       ------------------------
(in millions)                                                               1994           1993
- - -----------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                                              $4,315         $3,809
Net income                                                                   408            257
Common stock issued under employee benefit and
  dividend reinvestment plans                                                 13             26
Preferred stock redeemed                                                    (150)            --
Common stock repurchased                                                    (242)            --
Preferred stock dividends                                                    (23)           (25)
Common stock dividends                                                      (111)           (56)
Change in investment securities valuation allowance                          (84)            --
                                                                          ------         ------
BALANCE, END OF PERIOD                                                    $4,126         $4,011
                                                                          ======         ======
===============================================================================================





LOANS


===============================================================================================
                                                     JUNE 30,        December 31,       June 30,
(in millions)                                           1994                1993           1993
- - -----------------------------------------------------------------------------------------------
Commercial (1)                                       $ 7,184             $ 6,912        $ 7,323
Real estate 1-4 family first mortgage                  8,681               7,458          6,634
Other real estate mortgage                             7,965               8,286          9,510
Real estate construction                                 985               1,110          1,290
Consumer:
  Real estate 1-4 family junior lien mortgage          3,355               3,583          3,946
  Credit card                                          2,706               2,600          2,569
  Other revolving credit and monthly payment           1,998               1,920          1,899
                                                     -------             -------        -------
     Total consumer                                    8,059               8,103          8,414
Lease financing                                        1,267               1,212          1,181
Foreign                                                   31                  18              1
                                                     -------             -------        -------

     Total loans                                     $34,172             $33,099        $34,353
                                                     =======             =======        =======
===============================================================================================

(1) Includes loans to real estate developers of $415 million, $505 million and $598 million at
    June 30, 1994, December 31, 1993 and June 30, 1993, respectively.


Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES


=====================================================================================================================
                                                                              Quarter ended          Six months ended
                                                          ---------------------------------      --------------------
                                                          June 30,    March 31,     June 30,     June 30,     June 30,
(in millions)                                                1994         1994         1993         1994         1993
- - ---------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                               $2,121       $2,122       $2,122       $2,122       $2,067

Provision for loan losses                                      60           60          140          120          350

Loan charge-offs:
  Commercial (1)                                               (5)         (25)         (29)         (30)         (58)
  Real estate 1-4 family first mortgage                        (6)          (5)          (7)         (11)         (12)
  Other real estate mortgage                                  (22)         (13)         (49)         (35)        (115)
  Real estate construction                                     (1)          (4)         (16)          (5)         (40)
  Consumer:
    Real estate 1-4 family junior lien mortgage                (7)          (8)          (6)         (15)         (14)
    Credit card                                               (35)         (40)         (48)         (75)         (95)
    Other revolving credit and monthly payment                (10)          (8)         (10)         (18)         (23)
                                                           ------       ------       ------       ------       ------
      Total consumer                                          (52)         (56)         (64)        (108)        (132)
  Lease financing                                              (4)          (4)          (5)          (8)         (10)
                                                           ------       ------       ------       ------       ------
        Total loan charge-offs                                (90)        (107)        (170)        (197)        (367)
                                                           ------       ------       ------       ------       ------

Loan recoveries:
  Commercial (2)                                               12            8           15           20           37
  Real estate 1-4 family first mortgage                         1            3            1            4            1
  Other real estate mortgage                                    2           10            4           12           12
  Real estate construction                                      2            5            1            7            1
  Consumer:
    Real estate 1-4 family junior lien mortgage                 1            1           --            2            1
    Credit card                                                 7            5            6           12           11
    Other revolving credit and monthly payment                  2            3            3            5            6
                                                           ------       ------       ------       ------       ------
      Total consumer                                           10            9            9           19           18
  Lease financing                                               2           11            2           13            5
                                                           ------       ------       ------       ------       ------
        Total loan recoveries                                  29           46           32           75           74
                                                           ------       ------       ------       ------       ------
          Total net loan charge-offs                          (61)         (61)        (138)        (122)        (293)
                                                           ------       ------       ------       ------       ------

BALANCE, END OF PERIOD                                     $2,120       $2,121       $2,124       $2,120       $2,124
                                                           ======       ======       ======       ======       ======

Total net loan charge-offs as a percentage
  of average total loans (annualized)                         .73%         .74%        1.60%         .74%        1.67%
                                                           ======       ======       ======       ======       ======

Allowance as a percentage of total loans                     6.20%        6.34%        6.18%        6.20%        6.18%
                                                           ======       ======       ======       ======       ======
=====================================================================================================================

(1) Includes charge-offs of loans to real estate developers of none, $10 million and none in the quarters ended
    June 30, 1994, March 31, 1994 and June 30, 1993, respectively, and $10 million and $4 million in the six months ended June 30, 1994 and 1993, respectively.
(2) Includes recoveries from loans to real estate developers of none in the quarters ended June 30, 1994, March 31,
    1994 and June 30, 1993, and none and $1 million in the six months ended June 30, 1994 and 1993, respectively.


Wells Fargo & Company and Subsidiaries
NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS


=====================================================================================================================
                                                          June 30,    March 31,     Dec. 31,    Sept. 30,     June 30,
(in millions)                                                1994         1994         1993         1993         1993
- - ---------------------------------------------------------------------------------------------------------------------
Nonaccrual loans:
  Commercial (1)                                           $  121       $  165      $   252       $  441       $  486
  Real estate 1-4 family first mortgage                        88           90           99           96           95
  Other real estate mortgage                                  410          413          578          850        1,035
  Real estate construction                                     72          202          235          278          241
  Consumer:
    Real estate 1-4 family junior lien mortgage                19           22           27           25           28
    Other revolving credit and monthly payment                  2            3            3            6           13
                                                           ------       ------       ------       ------       ------

      Total nonaccrual loans                                  712          895        1,194        1,696        1,898

Restructured loans                                              5            5            6            6            7
                                                           ------       ------       ------       ------       ------

Nonaccrual and restructured loans                             717          900        1,200        1,702        1,905
As a percentage of total loans                                2.1%         2.7%         3.6%         5.1%         5.5%

Foreclosed assets                                             344          354          348          357          391

Real estate investments (2)                                    11           11           15           15           23
                                                           ------       ------       ------       ------       ------

Total nonaccrual and restructured loans
  and other assets                                         $1,072       $1,265       $1,563       $2,074       $2,319
                                                           ======       ======       ======       ======       ======
=====================================================================================================================

(1) Includes loans to real estate developers of $41 million, $47 million, $91 million, $116 million and $115 million at June 30, 1994, March 31, 1994, December 31, 1993, September 30, 1993 and June 30, 1993, respectively.
(2) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were loans.  Real estate investments totaled $28 million,
    $29 million, $34 million, $39 million and $51 million at June 30, 1994, March 31, 1994, December 31, 1993,
    September 30, 1993 and June 30, 1993, respectively.





QUARTERLY TREND OF CHANGES IN NONACCRUAL LOANS (1)


=====================================================================================================================
                                                          June 30,    March 31,     Dec. 31,    Sept. 30,     June 30,
(in millions)                                                1994         1994         1993         1993         1993
- - ---------------------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF QUARTER                                $895       $1,194       $1,696       $1,898       $1,966
New loans placed on nonaccrual                                133           52          113          195          264
Charge-offs                                                   (27)         (35)         (55)         (90)         (71)
Payments                                                      (91)        (121)        (309)        (188)        (144)
Transfers to foreclosed assets                                (27)         (37)         (64)         (32)        (104)
Transfers from foreclosed assets (2)                           --           --           --           --           99
Loans returned to accrual                                    (172)        (157)        (188)         (81)        (107)
Loans sold                                                     --           (3)          --           (2)          (5)
Other additions (deductions)                                    1            2            1           (4)          --
                                                             ----       ------       ------       ------       ------

BALANCE, END OF QUARTER                                      $712       $  895       $1,194       $1,696       $1,898
                                                             ====       ======       ======       ======       ======
=====================================================================================================================

(1) The June 30, 1994 amounts are preliminary.
(2) Reclassification due to clarification of criteria used in determining when a loan is in-substance foreclosed.


Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS BY PERFORMANCE CATEGORY (1)


=========================================================================================================
                                                                           Cumulative
                                                                                 cash
                                         Book                                interest         Contractual
                                    principal          Cumulative          applied to           principal
(in millions)                         balance       charge-offs(6)        principal(6)            balance
- - ---------------------------------------------------------------------------------------------------------
                                                                                            JUNE 30, 1994
                                    ---------------------------------------------------------------------
Contractually past due (2):

  Payments not made (3):
    90 days or more past due             $155                $  4                $ --                $159
    Less than 90 days past due             14                   1                  --                  15
                                         ----                ----                ----              ------
                                          169                   5                  --                 174
                                         ----                ----                ----              ------

  Payments made (4):
    90 days or more past due              221                  80                  27                 328
    Less than 90 days past due             80                  43                  20                 143
                                         ----                ----                ----              ------
                                          301                 123                  47                 471
                                         ----                ----                ----              ------

    Total past due                        470                 128                  47                 645

Contractually current (5)                 242                 125                  61                 428
                                         ----                ----                ----              ------

Total nonaccrual loans                   $712                $253                $108              $1,073
                                         ====                ====                ====              ======


- - ---------------------------------------------------------------------------------------------------------
                                                                                           March 31, 1994
                                    ---------------------------------------------------------------------
Contractually past due (2):

  Payments not made (3):
    90 days or more past due             $136                $  4                $ --              $  140
    Less than 90 days past due              4                   6                  --                  10
                                         ----                ----                ----              ------
                                          140                  10                  --                 150
                                         ----                ----                ----              ------

  Payments made (4):
    90 days or more past due              270                 127                  38                 435
    Less than 90 days past due            122                  61                  36                 219
                                         ----                ----                ----              ------
                                          392                 188                  74                 654
                                         ----                ----                ----              ------

      Total past due                      532                 198                  74                 804

Contractually current (5)                 363                 102                  55                 520
                                         ----                ----                ----              ------

Total nonaccrual loans                   $895                $300                $129              $1,324
                                         ====                ====                ====              ======
=========================================================================================================

(1) There can be no assurance that individual borrowers will continue to perform at the level indicated
    or that the performance characteristics will not change significantly.  The June 30, 1994 amounts are preliminary.
(2) Contractually past due is defined as a borrower whose loan principal or interest payment is 30 days or more past due.
(3) Borrower has made no payments since being placed on nonaccrual.
(4) Borrower has made some payments since being placed on nonaccrual.  Approximately $239 million and
    $283 million of these loans had some payments made on them during the second and first quarters of
    1994, respectively.
(5) Contractually current is defined as a loan for which principal and interest are being paid in accordance with the terms of the loan.  All of the contractually current loans were placed on nonaccrual due to uncertainty of receiving full timely collection of interest or principal.
(6) Cumulative amounts recorded since inception of the loan.


Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME


=============================================================================================================================
                                                                         Quarter                         Six months
                                                                   ended June 30,                     ended June 30,
                                                                  --------------         %           --------------         %
(in millions)                                                     1994      1993    Change           1994      1993    Change
- - -----------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                               $119      $105        13 %         $236      $205        15 %
Fees and commissions:
  Credit card membership and other credit card fees                 15        18       (17)            31        35       (11)
  Debit and credit card merchant fees                               13        22       (41)            25        41       (39)
  Charges and fees on loans                                         11        12        (8)            21        23        (9)
  Mutual fund and annuity sales fees                                12        12        --             21        23        (9)
  Shared ATM network fees                                           11         9        22             20        18        11
  All other                                                         30        26        15             59        47        26
                                                                  ----      ----                     ----      ----
    Total fees and commissions                                      92        99        (7)           177       187        (5)
Trust and investment services income:
  Asset management and custody fees                                 32        32        --             63        63        --
  Mutual fund management fees                                       11         9        22             22        17        29
  All other                                                          7         7        --             15        14         7
                                                                  ----      ----                     ----      ----
    Total trust and investment services income                      50        48         4            100        94         6
Investment securities gains                                          3        --        --              7        --        --
Income (loss) from equity investments accounted for by the:
  Cost method                                                        9        (1)       --             17        13        31
  Equity method                                                      7         5        40             16        13        23
Check printing charges                                              10        10        --             20        19         5
Gains from dispositions of operations                               --         1      (100)            10         1       900
Real estate investment gains (losses)                                1        --        --              3        (7)       --
Gains on sales of loans                                              1         3       (67)             2         6       (67)
All other                                                            7         5        40             11         3       267
                                                                  ----      ----                     ----      ----

    Total                                                         $299      $275         9 %         $599      $534        12 %
                                                                  ====      ====      ====           ====      ====      ====
=============================================================================================================================



NONINTEREST EXPENSE


=============================================================================================================================
                                                                         Quarter                         Six months
                                                                   ended June 30,                     ended June 30,
                                                                  --------------         %         ----------------         %
(in millions)                                                     1994      1993    Change           1994      1993    Change
- - -----------------------------------------------------------------------------------------------------------------------------
Salaries                                                          $196      $198        (1)%       $  385    $  381         1 %
Employee benefits                                                   51        54        (6)           108       109        (1)
Net occupancy                                                       53        57        (7)           108       110        (2)
Equipment                                                           41        34        21             80        68        18
Federal deposit insurance                                           25        26        (4)            51        58       (12)
Contract services                                                   25        14        79             44        26        69
Advertising and promotion                                           18        19        (5)            33        34        (3)
Certain identifiable intangibles                                    16        19       (16)            32        42       (24)
Operating losses                                                    11        10        10             25        26        (4)
Telecommunications                                                  12        11         9             23        22         5
Postage                                                             11        11        --             22        22        --
Outside professional services                                       10        11        (9)            19        21       (10)
Goodwill                                                             9         9        --             18        19        (5)
Check printing                                                       7         8       (13)            15        17       (12)
Stationery and supplies                                              8         8        --             15        15        --
Travel and entertainment                                             8         7        14             15        13        15
Escrow and collection agency fees                                    5         6       (17)            10        13       (23)
Security                                                             5         4        25             10         9        11
Foreclosed assets                                                   --         9      (100)             6        35       (83)
Outside data processing                                              2         4       (50)             5         8       (38)
All other                                                           13        12         8             25        22        14
                                                                  ----      ----                   ------    ------

    Total                                                         $526      $531        (1)%       $1,049    $1,070        (2)%
                                                                  ====      ====      ====         ======    ======      ====
=============================================================================================================================


Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)


     ==========================================================================================================================
                                                                                                          Quarter ended June 30,

                                                               ----------------------------------------------------------------
                                                                                       1994                                1993
                                                               ----------------------------        ----------------------------
                                                                                   INTEREST                            Interest
                                                               AVERAGE    YIELDS/    INCOME/       Average    Yields/    income/
     (in millions)                                             BALANCE     RATES    EXPENSE        balance     rates    expense
     --------------------------------------------------------------------------------------------------------------------------
     EARNING ASSETS
     Investment securities:
       At cost:
 (1)     U.S. Treasury securities                              $ 2,734      4.84%      $ 33        $ 2,287      5.13%      $ 29
         Securities of U.S. government agencies
 (2)       and corporations                                      6,155      6.02         93          8,041      6.44        129
 (3)     Obligations of states and political subdivisions           18        --         --             24      7.11          1
 (4)     Private collateralized mortgage obligations             1,337      6.14         21            433      5.82          6
 (5)     Other securities                                          118      5.50          2            171      5.32          3
                                                               -------                 ----        -------                 ----
 (6)       Total investment securities at cost                  10,362      5.72        149         10,956      6.12        168
       At fair value (2):
 (7)     U.S. Treasury securities                                   97      6.84          2             --        --         --
         Securities of U.S. government agencies
 (8)       and corporations                                      1,594      5.79         24             --        --         --
 (9)     Private collateralized mortgage obligations             1,230      6.91         22             --        --         --
(10)     Other securities                                           72     13.77          1             --        --         --
                                                               -------                 ----        -------                 ----
(11)       Total investment securities at fair value             2,993      6.40         49             --        --         --
                                                               -------                 ----        -------                 ----
(12)         Total investment securities                        13,355      5.87        198         10,956      6.12        168
     Federal funds sold and securities purchased
(13)   under resale agreements                                      60      4.03          1            581      3.15          5
     Loans:
(14)   Commercial                                                6,854      9.26        157          7,314      9.05        165
(15)   Real estate 1-4 family first mortgage                     8,463      6.76        143          6,585      8.20        135
(16)   Other real estate mortgage                                8,089      8.52        172          9,653      8.04        193
(17)   Real estate construction                                    910      8.92         20          1,319      8.69         29
       Consumer:
(18)     Real estate 1-4 family junior lien mortgage             3,385      7.59         64          4,012      6.65         67
(19)     Credit card                                             2,614     15.27        100          2,600     15.62        101
(20)     Other revolving credit and monthly payment              2,016      9.27         47          1,917      9.20         44
                                                               -------                 ----        -------                 ----
(21)       Total consumer                                        8,015     10.52        211          8,529      9.96        212
(22)   Lease financing                                           1,261      9.21         29          1,182      9.84         29
(23)   Foreign                                                      38      4.72          1             --        --         --
                                                               -------                 ----        -------                 ----
(24)         Total loans                                        33,630      8.74        733         34,582      8.84        763
(25) Other                                                          52      6.00          1              1        --         --
                                                               -------                 ----        -------                 ----
(26)           Total earning assets                            $47,097      7.91        933        $46,120      8.13        936
                                                               =======                 ----        =======                 ----
     FUNDING SOURCES
     Interest-bearing liabilities:
       Deposits:
(27)     Interest-bearing checking                             $ 4,679       .98         11        $ 4,596      1.23         15
(28)     Savings deposits                                        2,600      1.99         13          2,797      2.24         16
(29)     Market rate savings                                    16,974      2.34         99         16,366      2.28         91
(30)     Savings certificates                                    7,022      4.18         73          8,118      4.39         89
(31)     Certificates of deposit                                   202      7.58          4            218      8.01          4
(32)     Other time deposits                                       108      6.70          2            113      2.58          1
(33)     Deposits in foreign offices                               780      4.06          8             10        --         --
                                                               -------                 ----        -------                 ----
(34)       Total interest-bearing deposits                      32,365      2.60        210         32,218      2.70        216
       Federal funds purchased and securities sold
(35)     under repurchase agreements                             1,876      3.86         18          1,141      2.79          9
(36)   Commercial paper and other short-term borrowings            176      3.78          2            163      2.68          1
(37)   Senior debt                                               2,034      5.05         26          2,187      4.92         27
(38)   Subordinated debt                                         1,449      5.87         21          1,974      5.11         25
                                                               -------                 ----        -------                 ----
(39)       Total interest-bearing liabilities                   37,900      2.93        277         37,683      2.96        278
(40) Portion of noninterest-bearing funding sources              9,197        --         --          8,437        --         --
                                                               -------                 ----        -------                 ----
(41)         Total funding sources                             $47,097      2.35        277        $46,120      2.42        278
                                                               =======                 ----        =======                 ----
     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(42)   A TAXABLE-EQUIVALENT BASIS (3)                                       5.56%      $656                     5.71%      $658
                                                                            ====       ====                     ====       ====
     NONINTEREST-EARNING ASSETS
(43) Cash and due from banks                                   $ 2,613                             $ 2,454
(44) Other                                                       2,303                               2,292
                                                               -------                             -------
             Total noninterest-earning assets                  $ 4,916                             $ 4,746
                                                               =======                             =======
     NONINTEREST-BEARING FUNDING SOURCES
(45) Deposits                                                  $ 8,957                             $ 8,326
(46) Other liabilities                                           1,049                                 941
(47) Preferred stockholders' equity                                489                                 639
(48) Common stockholders' equity                                 3,618                               3,277
     Noninterest-bearing funding sources used to
(49)   fund earning assets                                      (9,197)                             (8,437)
                                                               -------                             -------
(50)         Net noninterest-bearing funding sources           $ 4,916                             $ 4,746
                                                               =======                             =======

(51) TOTAL ASSETS                                              $52,013                             $50,866
                                                               =======                             =======
     ==========================================================================================================================

     (1) The average prime rate of Wells Fargo Bank was 6.90% and 6.00% for the quarters ended June 30, 1994 and 1993, respectively.  The average three-month London Interbank Offered Rate (LIBOR) was 4.46% and 3.24% for the same quarters, respectively.
     (2) Yields are based on amortized cost balances.
     (3) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes.  The federal statutory tax rate was 35% and 34% for the quarters ended
         June 30, 1994 and 1993, respectively.


Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)


     ==========================================================================================================================
                                                                                                       Six months ended June 30,
                                                               ----------------------------------------------------------------
                                                                                       1994                                1993
                                                               ----------------------------        ----------------------------
                                                                                   INTEREST                            Interest
                                                               AVERAGE    YIELDS/    INCOME/       Average    Yields/    income/
     (in millions)                                             BALANCE     RATES    EXPENSE        balance     rates    expense
     --------------------------------------------------------------------------------------------------------------------------
     EARNING ASSETS
     Investment securities:
       At cost:
 (1)     U.S. Treasury securities                              $ 2,655      4.86%    $   64        $ 2,221      5.19%    $   57
         Securities of U.S. government agencies
 (2)       and corporations                                      6,159      6.08        187          7,746      6.49        251
 (3)     Obligations of states and political subdivisions           18      7.20          1             24      7.62          1
 (4)     Private collateralized mortgage obligations             1,144      5.76         33            218      5.80          6
 (5)     Other securities                                          118      5.48          3            159      5.32          5
                                                               -------               ------        -------               ------
 (6)       Total investment securities at cost                  10,094      5.71        288         10,368      6.18        320
       At fair value (2):
 (7)     U.S. Treasury securities                                   49      6.84          2             --        --         --
         Securities of U.S. government agencies
 (8)       and corporations                                      1,637      5.91         49             --        --         --
 (9)     Private collateralized mortgage obligations             1,259      6.18         40             --        --         --
(10)     Other securities                                           78     13.94          3             --        --         --
                                                               -------               ------        -------               ------
(11)       Total investment securities at fair value             3,023      6.15         94             --        --         --
                                                               -------               ------        -------               ------
(12)         Total investment securities                        13,117      5.82        382         10,368      6.18        320
     Federal funds sold and securities purchased
(13)   under resale agreements                                     316      3.24          5            560      3.22          9
     Loans:
(14)   Commercial                                                6,742      9.09        303          7,502      9.38        349
(15)   Real estate 1-4 family first mortgage                     8,117      6.84        278          6,633      8.36        277
(16)   Other real estate mortgage                                8,124      8.45        341          9,846      7.95        389
(17)   Real estate construction                                    984      8.60         42          1,405      8.85         62
       Consumer:
(18)     Real estate 1-4 family junior lien mortgage             3,439      7.43        128          4,057      7.09        144
(19)     Credit card                                             2,577     15.31        197          2,650     15.71        208
(20)     Other revolving credit and monthly payment              1,978      9.27         91          1,931      9.40         90
                                                               -------               ------        -------               ------
(21)       Total consumer                                        7,994     10.43        416          8,638     10.25        442
(22)   Lease financing                                           1,245      9.29         58          1,180      9.97         59
(23)   Foreign                                                      36      4.54          1              1        --         --
                                                               -------               ------        -------               ------
(24)         Total loans                                        33,242      8.69      1,439         35,205      9.00      1,578
(25) Other                                                          52      6.00          2             --        --         --
                                                               -------               ------        -------               ------
(26)           Total earning assets                            $46,727      7.84      1,828        $46,133      8.30      1,907
                                                               =======               ======        =======               ======
     FUNDING SOURCES
     Interest-bearing liabilities:
       Deposits:
(27)     Interest-bearing checking                             $ 4,695       .98         23        $ 4,610      1.34         31
(28)     Savings deposits                                        2,583      1.99         26          2,855      2.33         33
(29)     Market rate savings                                    17,065      2.28        193         16,202      2.35        188
(30)     Savings certificates                                    7,032      4.16        145          8,415      4.41        184
(31)     Certificates of deposit                                   205      7.67          8            228      8.11          9
(32)     Other time deposits                                       106      6.63          3            117      4.69          3
(33)     Deposits in foreign offices                               420      4.01          8              8        --         --
                                                               -------               ------        -------               ------
(34)         Total interest-bearing deposits                    32,106      2.55        406         32,435      2.79        448
       Federal funds purchased and securities sold
(35)     under repurchase agreements                             1,478      3.57         26          1,112      2.80         16
(36)   Commercial paper and other short-term borrowings            163      3.42          3            192      2.84          3
(37)   Senior debt                                               2,118      4.77         50          2,191      4.97         54
(38)   Subordinated debt                                         1,563      5.72         45          1,926      5.13         49
                                                               -------               ------        -------               ------
(39)         Total interest-bearing liabilities                 37,428      2.85        530         37,856      3.03        570
(40) Portion of noninterest-bearing funding sources              9,299        --         --          8,277        --         --
                                                               -------               ------        -------               ------
(41)           Total funding sources                           $46,727      2.28        530        $46,133      2.49        570
                                                               =======               ======        =======               ======
     NET INTEREST MARGIN AND NET INTEREST INCOME ON
(42)   A TAXABLE-EQUIVALENT BASIS (3)                                       5.56%   $ 1,298                     5.81%   $ 1,337
                                                                           =====    =======                    =====    =======
     NONINTEREST-EARNING ASSETS
(43) Cash and due from banks                                   $ 2,585                             $ 2,435
(44) Other                                                       2,307                               2,345
                                                               -------                             -------
               Total noninterest-earning assets                $ 4,892                             $ 4,780
                                                               =======                             =======
     NONINTEREST-BEARING FUNDING SOURCES
(45) Deposits                                                  $ 8,934                             $ 8,213
(46) Other liabilities                                           1,067                                 974
(47) Preferred stockholders' equity                                554                                 639
(48) Common stockholders' equity                                 3,636                               3,231
     Noninterest-bearing funding sources used to
(49)   fund earning assets                                      (9,299)                             (8,277)
                                                               -------                             -------
(50)           Net noninterest-bearing funding sources         $ 4,892                             $ 4,780
                                                               =======                             =======
(51) TOTAL ASSETS                                              $51,619                             $50,913
                                                               =======                             =======
     ==========================================================================================================================

     (1) The average prime rate of Wells Fargo Bank was 6.46% and 6.00% for the six months ended June 30, 1994 and 1993, respectively.  The average three-month London Interbank Offered Rate (LIBOR) was 4.02% and 3.25% for the six months ended June 30, 1994 and 1993, respectively.
     (2) Yields are based on amortized cost balances.
     (3) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes.  The federal statutory tax rate was 35% and 34% for the six months ended June 30, 1994 and 1993, respectively.


FOR IMMEDIATE RELEASE
Tues., July 19, 1994

WELLS FARGO ANNOUNCES SHARE REPURCHASE PROGRAM AND
DECLARES DIVIDEND ON COMMON STOCK

     The Board of Directors of Wells Fargo & Co. (NYSE:WFC) today authorized the repurchase of up to 5,425,519 shares of the Company's outstanding common stock, representing 10% of Wells Fargo's outstanding common shares as of June 30, 1994. This action reflects the Company's strong capital position and will allow Wells Fargo to effectively manage its overall capital position in the best interests of its shareholders. The Company announced no date for completing the program and will purchase shares from time to time, subject to market conditions.

     The 10% authorization will be in addition to the 1,557,405 shares already bought by Wells Fargo in the first half of 1994, net of 123,304 shares issued under the Company's employee benefit and dividend reinvestment plans. The Company has bought in the past, and will continue to buy, shares to offset stock issued or expected to be issued under these plans. These repurchases will not be counted as part of the 10% authorized for repurchase.

     The Board of Directors also declared a regular quarterly dividend on common stock of $1.00 per share. The dividend will be payable August 19, 1994, to shareholders of record at the close of business on July 29, 1994.

FOR IMMEDIATE RELEASE
Tues., July 19, 1994


REICHARDT TO RETIRE FROM WELLS FARGO,
HAZEN WILL BE NAMED CHAIRMAN/CEO, ZUENDT PRESIDENT


     Carl E. Reichardt, 63, chairman and chief executive officer of Wells Fargo & Company, today announced that he will retire from the Company as of Dec. 31, 1994. He will remain on the board of directors.

     As of Jan. 1, 1995, Paul Hazen, 52, will become chairman and chief executive officer. William Zuendt, 47, will become the new president and chief operating officer, and will join the Board of Directors at that time.

     Reichardt's retirement brings to an end a 24-year career at Wells Fargo, and a 12-year term as chairman and CEO. During his tenure, which began Jan. 1, 1983, Wells Fargo emerged as one of the most profitable and efficient major banks in the country, known for its expense control and marketing innovations in
consumer products and services.   The Company also developed a reputation as a
training ground for top-performing managers sought after for senior management positions at other major banks.

     While chairman and CEO, Reichardt has delivered - to date - a 1,781 percent total return to investors, compared with an increase in the Standard & Poor's 500 index of 385 percent, and a stock price that increased from $13.44 per share when he took over to $158.75 per share as of July 18, 1994.


                                     -more-

     "I've done what I set out to do in 1983, and it's been a remarkable experience," said Reichardt. "But, having turned 63 this month and with management in place, I'm ready to pass the reins to the next generation. I look forward to a long and active retirement.

     "Paul has been my partner in banking for the last 27 years, and I'm confident that his intelligence, determination and talent as a manager will carry this company forward into the next century," said Reichardt.

     "Together, Paul and Bill bring a broad range of abilities to their new roles, and as a shareholder, I am certain they and the rest of the Wells Fargo team will be among the best in banking," he said.

     Other shareholders commented positively on the succession.

     Warren Buffett, whose company, Berkshire Hathaway Inc., owns 12.6 percent of the Company's stock, said, "When I decided to invest in Wells Fargo, I did so because of the Reichardt-Hazen partnership and the senior management team behind them. I'm more than comfortable with the new leadership. Carl and Paul have created a culture in which the company is managed for shareholders. I know this management emphasis will continue under the new team."

      Walter Annenberg, the philanthropist and former ambassador to the Court of St. James, who holds 7.9 percent of Wells Fargo's stock, said, "My family and I believe in Wells Fargo. Carl has been the publicly visible leader of the company, but Paul and the rest of senior management have wielded tremendous influence on the direction the bank has gone over the last decade. Their vision and their energy should keep the stagecoach rolling."

                                       ###